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Exhibit 99.4


               [LETTERHEAD OF AIRCRAFT INFORMATION SERVICES, INC.]



March 4, 2002


Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Re: Aircraft Finance Trust, Series 1999-1


Ladies and Gentlemen:

Reference is made to Form 10-K for the fiscal year ended December 31, 2001 (file no. 333-82153) of Aircraft Finance Trust, to be filed with the Securities and Exchange Commission under the Exchange Act of 1934, as amended.

We hereby consent to (i) the use of the information contained in our appraisal(s) for the dates set forth in the Form 10-K, (ii) the references to our firm in such Form 10-K, (iii) the filing of our appraisals as an exhibit to the Form 10-K and (iv) the filing of this letter as an exhibit to the Form 10-K.

                                            Aircraft  Information Services, Inc.



                                            By:
                                                -------------------------------
                                            Name:  John D. McNicol
                                            Title: Vice President
                                                   Appraisals & Forecasts